Exhibit 99.1

The J.G. Wentworth Company® Reports Third Quarter 2015 Results

Diversification Strategy Surpasses Another Milestone with Establishment of J.G. Wentworth Home Lending

Reports Adjusted Total Revenue of $65.9 Million, Adjusted Net Income of $5.2 Million

RADNOR, Pa.--(BUSINESS WIRE)-- November 9, 2015 The J.G. Wentworth Company® (‘J.G. Wentworth’ or the ‘Company’) ( NYSE: JGW), a diversified consumer financial services company specializing in structured settlement payment purchasing, home lending, prepaid cards, and personal lending, today reported financial results for the third quarter of 2015.

Third Quarter Highlights

•
J.G. Wentworth became a more diversified consumer financial services company by acquiring WestStar Mortgage Inc. and establishing the J.G. Wentworth Home Lending (‘Home Lending’) segment on July 31, 2015 which represents the accomplishment of a significant step in our strategy. The overall strategy continues to build on our recognizable brand and direct-to-consumer experience by expanding into growth markets.

•
Key integration tasks have been completed in the quarter. The 300+ employees now in our J.G. Wentworth Home Lending division operating in 39 states and the District of Columbia bring a wealth of deep mortgage industry experience. For the two months of the quarter, post acquisition, they contributed $2.0 Million of Adjusted Net Income (‘ANI’).

•	The Company completed the initial close of the 2015-2 securitization on July 28, 2015 which consisted of approximately $158.5 Million of fixed rate notes with an average annual yield of 4.18%.

•
The Structured Settlement and Annuity Purchasing (‘Structured Settlements’) segment reported Total Receivables Balance (‘TRB’) Purchases of $240.4 Million, Adjusted Total Revenues* of $54.1 Million, and $3.2 Million of ANI*.

"Closing of the acquisition and the establishment of J.G. Wentworth Home Lending was a significant milestone in our vision to diversify the company," said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company®. “We are excited to have such a talented group of mortgage professionals helping to drive business growth. In our Structured Settlements segment, focused TRB production and close attention on expense management generated positive ANI for the quarter. As we continue to assess and manage through the segment’s changing and highly competitive nature, we look to refine our strategy and take out cost from the operation and focus on overall profitability."

GAAP Third Quarter 2015 Results:

•
Consolidated Revenues were $63.5 Million, a decrease of $43.5 Million in third quarter when compared to the third quarter 2014 of $107.0 Million. The decrease was primarily due to a $56.2 Million decline in our Structured Settlements segment unrealized gains on VIE and other finance receivables, long-term debt and derivatives (totaling $4.6 Billion), and a $4.3 Million increase in realized and unrealized losses on marketable securities which were partially offset by a $5.2 Million increase in interest income, and $11.7 Million increase in our Home Lending segment.

•
Consolidated Net Income decreased to a loss of $57.6 Million, a decrease of $70.3 Million in third quarter compared to the third quarter 2014. In our Structured Settlements segment the decline was primarily due to a

$56.2 Million decrease in unrealized gains on VIE and other finance receivables, long term debt and derivatives that resulted from a decrease in spread margin and TRB purchases from the prior year, and a $29.9 Million third quarter 2015 non-cash impairment charge to reduce a trade name intangible asset that had been acquired in

Exhibit 99.1

connection with the prior Peachtree acquisition to its fair value. This was partially offset by an increase of $5.2 Million in Structured Settlements interest income, $2.0 Million increase in pre-tax income generated by our Home Lending segment, and by a $9.4 Million reduction in our consolidated tax provision expense.

Adjusted Non-GAAP* Third Quarter 2015 Results:

•
Consolidated Adjusted Total Revenues* were $65.9 Million, an increase of $2.9 Million when compared to the third quarter 2014 of $63.0 Million. The increase in revenue was due to the addition of our Home Lending segment which contributed $11.7 Million in Adjusted Total Revenues* for August and September. Total Adjusted Revenue* declined for the Structured Settlements segment primarily due to a decline in Spread Revenue* (Adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the gain (loss) on swap terminations) which decreased to $42.6 Million, as compared to the third quarter 2014 of $51.3 Million which was driven by a decrease in TRB Purchases and spread margin.

•
Consolidated ANI* decreased to $5.2 Million from $7.2 Million, a decrease of $2.0 Million in the third quarter when compared to the third quarter 2014. In our Structured Settlements segment the decrease was due to the $8.7 Million decline in unrealized revenue on unsecuritized finance receivables which resulted from a reduction in spread margin and a decrease in TRB Purchases. This was partially offset by a $4.9 Million decrease in Adjusted Total Expenses*. In addition, our Home Lending segment contributed $2.0 Million in ANI*.

•
Structured Settlements segment: TRB Purchases were $240.4 Million, as compared to $263.3 Million in the third quarter of 2014. TRB Purchases declined primarily due to a selective reduction of pre-settlement and wholesale purchases.

•	J.G. Wentworth Home Lending: Closed mortgage loan origination volume was $522.0 Million for the third quarter of 2015 with $352.6 Million for August and September of 2015.

Other Items:

•	The company is targeting $12 to $15 Million in cost savings next year from marketing and other operational efficiencies while investing in growth at the newly acquired Home Lending division.

•	The Company named Scott Stevens as its new Executive Vice President and Chief Financial Officer on October 5, 2015.

Scott Stevens, J.G. Wentworth's Chief Financial Officer, said, "I am pleased to be joining Stewart and the entire J.G. Wentworth team as we implement our strategy to diversify into adjacent consumer financial services markets. We believe the strategy is built on a strong funding platform and capital markets success. While the Structured Settlements business continues to operate in a highly competitive and rate sensitive industry, one of my first initiatives is to complement Home Lending's interest rate hedging program. We believe that once implemented, the new strategic Structured Settlements interest rate hedging program will reduce earnings volatility by partially mitigating the general level of interest rates."

Stockdale concluded, "We are confident 'J.G. Wentworth Cash Now' is a strong, overarching brand positioning that resonates with consumers across all our markets. For years it has performed well in Structured Settlements, and all indications suggest it is now being embraced by consumers of Home Lending."

* This earnings press release contains non-GAAP measures, which as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Results for the three and nine month periods ended September 30, 2015 and 2014, as well as our reconciliation of non-GAAP measures and historic financial information from 2014 to the present, are included in the accompanying financial information.

Exhibit 99.1

About The J.G. Wentworth Company®

The J.G. Wentworth Company ® is a diversified consumer financial services company. The Company is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, personal lending, structured settlements payment purchasing, and prepaid cards. Through the J.G. Wentworth, Peachtree Financial Solutions, and Olive Branch Funding brands, the Company is the leading purchaser of structured settlement payments.
Mortgage loans are offered by J.G. Wentworth Home Lending, Inc. NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company ®, visit www.jgw.com or use the information provided below.
Conference Call and Webcast
Management will host a webcast to discuss the third quarter 2015 financial results at 10:00 AM Eastern Time today, November 9, 2015. The webcast will include remarks from J.G. Wentworth's Chief Executive Officer, Stewart Stockdale, and Chief Financial Officer, Scott Stevens.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company's website: The J.G. Wentworth Company® Third Quarter 2015      Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® Third Quarter 2015 Webcast, may dial Participant conference number: (877) 201-0168, Conference ID: 64752683.
Please dial in at least 10 minutes before the call to ensure timely participation.
A playback will be available through Monday, November 16th, 2015. To participate, utilize the dial-in information listed below:
Playback conference number: (855) 859-2056, Conference ID: 64752683. The presentation will be posted to the Company's website after the call.
Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as plans, expects, or does expect, budget, forecasts, anticipates, or does not anticipate, believes, intends, and similar expressions or statements that certain actions, events or results may, could, would, might, or will, be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward- looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Consideration should also be given to the areas of risk set forth under the heading Risk Factors in our filings with the Securities and Exchange Commission, and as set forth more fully under Part 1, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2014 and in Part 2, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. These risks and uncertainties include, among other things: the effects of local and national economic, credit and capital market conditions on the economy in general and on the mortgage industry in particular, and the effects of interest rates; future opportunities of the combined company; our anticipated needs for working capital; our ability to implement our business strategy; our ability to continue to purchase structured settlement payments and other assets; the compression of the yield spread between the price we pay for and the price at which we sell assets due to changes in interest rates and/or other factors; changes in tax or accounting policies or changes in interpretation of those policies as applicable to our business; changes in current tax law relating to the tax treatment of structured settlements; our ability to complete future securitizations or other financings on beneficial terms; our dependence on the opinions of certain rating agencies; our dependence on outside parties to conduct our transactions including the court system, insurance companies, outside counsel, delivery services and notaries; our ability to remain in compliance with the terms of our substantial indebtedness; changes in existing state laws governing the transfer of structured settlement payments or the interpretation thereof; availability of or increases in the cost of our financing sources

Exhibit 99.1

relative to our purchase discount rate; changes to state or federal, licensing and regulatory regimes; unfavorable press reports about our business model; our dependence on the effectiveness of our direct response marketing; adverse judicial developments; our ability to successfully enter new lines of business and broaden the scope of our business; potential litigation and regulatory proceedings; changes in our expectations regarding the likelihood, timing or terms of any potential acquisitions described herein; the lack of an established market for the subordinated interest in the receivables that we retain after a securitization is executed; the impact of the Consumer Financial Protection Bureau inquiries and any findings or regulations it issues as related to us, our industries, or products in general; our dependence on a small number of key personnel; our exposure to underwriting risk; our access to personally identifiable confidential information of current and prospective customers and the improper use or failure to protect that information; our computer systems being subject to security and privacy breaches; the public disclosure of the identities of structured settlement holders; our business model being susceptible to litigation; the insolvency of a material number of structured settlement issuers; infringement of our trademarks or service marks; our ability to integrate the Home Lending business, and the costs associated with such integration; adverse changes in the residential mortgage market; our ability to maintain sufficient capital to meet the financing requirements of our business; our ability to grow our loan originations volume; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; increases in delinquencies and defaults for the loans we service, especially in geographic areas where our loans are concentrated; changes in prepayments rates; changes in, and our ability to comply with, federal, state and local laws and regulations governing us; change in the guidelines of government-sponsored entities or any discontinuation of, or significant reduction in, the operation of government-sponsored entities; our ability to maintain our state licenses or obtain new licenses in new markets; our ability to originate and/or acquire additional mortgage servicing rights; the accuracy of the estimates and assumptions of our financial models; our ability to recapture loans from borrowers who refinance; potential misrepresentations by borrowers, counterparties and other third-parties; costs and potential liabilities resulting from state or federal examinations, legal proceedings, enforcement actions and foreclosure proceedings; changes in government mortgage modification programs; our ability to obtain adequate insurance; indemnification obligations to mortgage loan purchasers; our ability to timely recover servicing advances; illiquidity in our portfolio; challenges to the MERS system; technology failures; our ability to satisfy our financial covenants with our lenders; and our ability to successfully compete in the mortgage industry and real estate services business.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Investor Relations:
Erik Hartwell, VP Investor Relations
866-386-3853
investor@jgwentworth.com

or

Media Inquiries:
Makovsky for The J.G. Wentworth Company®
Michael Goodwin, 212-508-9639
mgoodwin@makovsky.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$35,697	$41,648
Restricted cash and investments	198,374	198,206
VIE finance receivables, at fair market value	4,521,327	4,422,033
Other finance receivables, at fair market value	33,800	101,802
VIE finance receivables, net of allowances for losses of $8,560 and $7,674, respectively	106,513	113,489
Other finance receivables, net of allowances for losses of $2,539 and $2,454, respectively	11,725	17,803
Other receivables, net of allowances for losses of $273 and $204, respectively	16,124	14,165
Mortgage loans held for sale, at fair value	130,189	-
Mortgage servicing rights, at fair value	28,186	-
Premises and equipment, net of accumulated depreciation of $7,274 and $5,976, respectively	5,860	3,758
Intangible assets, net of accumulated amortization of $21,556 and $20,273, respectively	32,292	45,436
Goodwill	98,008	84,993
Marketable securities	85,879	103,419
Deferred tax assets, net	—	2,170
Other assets	75,192	33,787
Total Assets	$5,379,166	$5,182,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and account payables	$30,497	$19,256
Accrued interest	21,416	17,416
Term loan payable	439,431	437,183
VIE derivative liabilities, at fair market value	74,687	75,706
VIE borrowings under revolving credit facilities and other similar borrowings	82,987	19,339
Other borrowings under revolving credit facilities and other similar borrowings	126,494	—
VIE long-term debt	201,464	181,558
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,074,210	4,031,864
Other liabilities	59,585	6,677
Deferred tax liabilities, net	18,788	36,656
Installment obligations payable	85,879	103,419
Total Liabilities	$5,215,438	$4,929,074
Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 15,972,555 and 15,430,483 issued and outstanding as of September 30, 2015, respectively, 15,021,147 and 14,420,392 issued and outstanding as of December 31, 2014, respectively	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,997,232 issued and outstanding as of September 30, 2015, 9,963,750 issued and outstanding as of December 31, 2014, respectively	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in-capital	104,575	95,453
Retained earnings (accumulated deficit)	(15,791)	25,634
	88,784	121,087
Less: treasury stock at cost, 542,072 and 600,755 shares as of September 30, 2015 and December 31, 2014, respectively	(2,138)	(2,443)
Total stockholders’ equity, The J.G. Wentworth Company	86,646	118,644
Non-controlling interests	77,082	134,991
Total Stockholders’ Equity	163,728	253,635
Total Liabilities and Stockholders’ Equity	5,379,166	5,182,709

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Interest income	$50,170	$44,644	$140,129	$139,104
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	7,556	63,731	62,559	221,359
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	8,946	—	8,946	—
Changes in mortgage servicing rights, net	548	—	548	—
Loss on swap terminations, net	—	(54)	(275)	(628)
Servicing, broker, and other fees, net of direct costs	2,144	1,049	4,153	3,221
Loan origination fees	1,032	—	1,032	—
Realized and unrealized (losses) gains on marketable securities, net	(6,871)	(2,615)	(5,957)	1,741
Realized gain on notes receivable, at fair value	—	—	—	2,098
Gain on extinguishment of debt	—	270	593	270
Other	(3)	(1)	(11)	(63)
Total Revenues	$63,522	$107,024	$211,717	$367,102

EXPENSES
Advertising	$16,946	$18,416	$49,728	$52,341
Interest expense	55,606	48,813	154,509	150,743
Compensation and benefits	14,210	11,096	36,426	30,865
General and administrative	5,307	4,858	14,679	13,941
Professional and consulting	6,542	4,520	15,841	13,482
Debt issuance	2,220	2,936	5,092	5,956
Securitization debt maintenance	1,463	1,551	4,453	4,672
Provision for losses	1,653	1,055	4,610	3,273
Depreciation and amortization	966	961	2,961	3,163
Impairment charges	29,860	—	29,860	—
Installment obligations (income) expense, net	(6,372)	(2,047)	(4,300)	3,567
Total Expenses	$128,401	$92,159	$313,859	$282,003
(Loss) income before income taxes	(64,879)	14,865	(102,142)	85,099
(Benefit) provision for income taxes	(7,252)	2,176	(12,422)	16,169
Net (Loss) Income	$(57,627)	$12,689	$(89,720)	$68,930
Less net (loss) income attributable to non-controlling interests	(30,930)	8,597	(49,382)	49,548
Net (loss) income attributable to The J.G. Wentworth Company	$(26,697)	$4,092	$(40,338)	$19,382

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Weighted average shares of Class A common stock outstanding:
Basic	14,918,415	13,095,194	14,437,117	12,438,143
Diluted	14,918,415	13,098,995	14,437,117	12,440,327
Net (loss) income per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(1.79)	$0.31	$(2.79)	$1.56
Diluted	$(1.79)	$0.31	$(2.79)	$1.56

ANI Bridge - Unaudited

The J.G. Wentworth Company and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted Net Income and other Non-GAAP Measures Used in this Release and the Related Presentation

We use Adjusted Net Income (a non-GAAP financial measure) as a measure of our results from operations, which we define as our net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes and for our Structured Settlement and Annuity Purchasing segment amounts related to the consolidation of the securitization and permanent financing trusts we use to finance the segment's business. We use Adjusted Net Income (Loss) to measure our overall performance because we believe it represents the best measure of our operating performance, as the operations of the associated variable interest entities do not impact the Structured Settlement and Annuity Purchasing segment's performance. In addition, the add-backs described above are consistent with adjustments permitted under our Term Loan agreement.

We also use the non-GAAP measures of Total Adjusted Revenue and adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the loss on swap termination, net ("Spread Revenue"), as measures of our revenues, which we define as those measures under U.S. GAAP before the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We use these measures to measure our revenues because we believe they represent better measures of our revenues, as the operations of these variable interest entities do not impact business performance.

You should not consider Adjusted Net Income, Total Adjusted Revenue or Spread Revenue in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of Adjusted Net Income, Total Adjusted Revenue and Spread Revenue may not be comparable to other similarly titled measures of other companies.

A reconciliation of Net Income (Loss) to Adjusted Net Income, which includes line items for Total Adjusted Revenue and Spread Revenue, for the three and nine months ended September 30, 2015 and 2014, respectively, is provided below.

Schedule C

 The J.G. Wentworth Company
Consolidated Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) - Unaudited
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to J.G. Wentworth, LLC	$(57,627)	$12,689	$(89,720)	$68,930
Elimination of unrealized gain (loss) on finance receivables, long-term debt and derivatives from post securitization due to changes in interest rates	35,063	(12,392)	67,254	(59,649)
Elimination of interest income from securitized finance receivables	(45,823)	(40,188)	(127,059)	(125,532)
Interest income on retained interests in finance receivables	5,436	5,168	15,869	15,138
Servicing income on securitized finance receivables	1,336	1,323	3,967	3,823
Elimination of interest expense on long-term debt related to securitization and permanent financing trusts	40,036	34,162	109,923	107,660
Professional fees relating to securitizations	1,464	1,551	4,453	4,672
Share based compensation	273	431	1,389	1,731
Income tax provision (benefit)	(7,252)	2,176	(12,422)	16,169
Impact of prefundings on unsecuritized finance receivables	(24)	—	1,594	—
Impairment charges	29,860	—	29,860	—
Other non-recurring expenses	792	—	792	(1,401)
Severance and M&A expenses	1,664	2,296	5,228	2,971
Adjusted Net Income	$5,198	$7,216	$11,128	$34,512

	Three Months Ended September 30,		Nine Months Ended September 30,
Other Data:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$211,876	$228,915	$678,502	$704,966
Life Contingent Purchases	28,537	28,471	74,843	86,483
Pre-settlement Fundings	—	5,910	10,764	20,134
Total TRB Purchases	$240,413	$263,296	$764,109	$811,583
Consolidated Adjusted Net Income (Loss)	5,198	7,216	11,128	34,512
Consolidated Adjusted Net Income Margin (2)	2.2%	2.7%	1.5%	4.3%

Company Retained interests in finance receivables at fair market value	$269,221	$304,022

(1) Securitized product TRB purchases includes purchases during the period of assets that are expected to be securitized (guaranteed structured settlements, annuities, and lottery payment streams).
(2) Adjusted Net Income (Loss) TRB Margin is Adjusted Net Income (Loss) divided by Total TRB Purchases during the period.

Schedule D

The J.G. Wentworth Company
Consolidated Reconciliation of Net (Loss) Income to Adjusted Net Income - Unaudited
(In thousands)

	Q3 2015 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Impact of Prefundings on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Impairment Charges	Reclassification Associated with Installment Obligation Payable	Other Nonrecurring Items	Q3 2015 Adjusted Results

REVENUES
Interest income	$50,170	$(45,823)	$—	$5,436	$—	$—	$—	$—	$(499)	$—	$9,284
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	7,556	35,063	(24)	—	—	—	—	—	—	—	42,595
Servicing, broker, and other Fees, net of direct costs	2,144	1,336	—	—	—	—	—	—	—	—	3,480
Other	(3)	—	—	—	—	—	—	—	—	—	(3)
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	8,946	—	—	—	—	—	—	—	—	—	8,946
Changes in mortgage servicing rights, net	548										548
Loan origination fees	1,032	—	—	—	—	—	—	—	—	—	1,032
Realized and unrealized losses on marketable securities, net	(6,871)	—	—	—	—	—	—	—	6,871	—	—
Total Revenues	$63,522	$(9,424)	$(24)	$5,436	$—	$—	$—	$—	$6,372	$—	$65,882

EXPENSES
Advertising	$16,946	—	$—	$—	$—	$—	$—	$—	$—	$—	16,946
Interest expense	55,606	(40,036)	—	—	—	—	—	—	$—	—	15,570
Compensation and benefits	14,210	—	—	—	(273)	—	—	—	—	—	13,937
General and administrative	5,307	—	—	—	—	—	(5)	—	—	—	5,302
Professional and consulting	6,542	—	—	—	—	—	(1,659)	—	—	(792)	4,091
Debt issuance	2,220	—	—	—	—	—	—	—	—	—	2,220
Securitization debt maintenance	1,463	(1,464)	—	—	—	—	—	—	—	—	(1)
Provision for losses on finance receivables	1,653	—	—	—	—	—	—	—	—	—	1,653
Depreciation and amortization	966	—	—	—	—	—	—	—	—	—	966
Impairment charges	29,860	—	—	—	—	—	—	(29,860)	—	—	—
Installment obligations income, net	(6,372)	—	—	—	—	—	—	—	6,372	—	—
Total Expenses	$128,401	$(41,500)	$0	$0	$(273)	$0	$(1,664)	$(29,860)	$6,372	$(792)	$60,684

Income before taxes	$(64,879)	$32,076	$(24)	$5,436	$273	$—	$1,664	$29,860	$—	$792	$5,198
Benefit for income taxes	(7,252)	—	—	—	—	7,252	—	—	—	—	—
Net Loss	$(57,627)	$32,076	$(24)	$5,436	$273	$(7,252)	$1,664	$29,860	$—	$792	$5,198

Schedule E

The J.G. Wentworth Company
Consolidated Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	Q3 2014 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Other Nonrecurring Items	Q3 2014 Adjusted Results

REVENUES
Interest income	$44,644	$(40,188)	$5,168	$—	$—	$—	$(568)	$—	$9,056
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	63,731	(12,392)	—	—	—	—	—	—	51,339
Loss on swap terminations, net	(54)	—	—	—	—	—	—	—	(54)
Servicing, broker, and other	1,049	1,323	—	—	—	—	—	—	2,372
Realized and unrealized losses on marketable securities, net	(2,615)	—	—	—	—	—	2,615	—	—
Realized gain on notes receivable	—	—	—	—	—	—	—	—	—
Gain on debt extinguishment	$270	$—	$—	$—	$—	$—	$—	$—	270
Other	$(1)	$—	$—	$—	$—	$—	$—	$—	(1)
Total Revenues	$107,024	$(51,257)	$5,168	$—	$—	$—	$2,047	$—	$62,982

EXPENSES
Advertising	$18,416	$—	$—	$—	$—	$—	$—	$—	$18,416
Interest expense	48,813	(34,162)	—	—	—	—	—	—	14,651
Compensation and benefits	11,096	—	—	(431)	—	(1,787)	—	—	8,878
General and administrative	4,858	—	—	—	—	(320)	—	—	4,538
Professional and consulting	4,520	—	—	—	—	(189)	—		4,331
Debt issuance	2,936	—	—	—	—	—	—	—	2,936
Securitization debt maintenance	1,551	(1,551)	—	—	—	—	—	—	—
Provision for losses on finance receivables	1,055	—	—	—	—	—	—	—	1,055
Depreciation and amortization	961	—	—	—	—	—	—	—	961
Installment obligations expense, net	(2,047)	—	—	—	—	—	2,047	—	—
Total Expenses	$92,159	$(35,713)	$0	$(431)	$0	$(2,296)	$2,047	$—	$55,766

Income before income taxes	$14,865	$(15,544)	$5,168	$431	$—	$2,296	$—	$—	$7,216
Provision for income taxes	2,176	—	—	—	(2,176)	—	—	—	—
Net Income	$12,689	$(15,544)	$5,168	$431	$2,176	$2,296	$—	$—	$7,216

Schedule F

The J.G. Wentworth Company
Consolidated Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	YTD 2015 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Impact of Prefundings on Unsecuritized Finance receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Impairment	Reclassification Associated with Installment Obligation Payable	Other Nonrecurring Items	YTD 2015 Adjusted Results

REVENUES
Interest income	$140,129	$(127,059)	$—	$15,869	$—	$—	$—	$—	$(1,657)	$—	$27,282
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	62,559	67,254	1,594	—	—	—	—	—	—	—	131,407
Loss on swap terminations, net	(275)	—	—	—	—	—	—	—	—	—	(275)
Servicing, broker, and other Fees, net of direct costs	4,153	3,967	—	—	—	—	—	—	—	—	8,120
Realized and unrealized losses on marketable securities, net	(5,957)	—	—	—	—	—	—	—	5,957	—	—
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	8,946	—	—	—	—	—	—	—	—	—	8,946
Gain on extinguishment on debt	593	—	—	—	—	—	—	—	—	—	593
Change in mortgage servicing rights, net	548	—	—	—	—	—	—	—	—	—	548
Loan origination fees	1,032	—	—	—	—	—	—	—	—	—	1,032
Other	(11)	—	—	—	—	—	—	—	—	—	(11)
Total Revenues	$211,717	$(55,838)	$1,594	$15,869	$—	$—	$—	$—	$4,300	$—	$177,642

EXPENSES
Advertising	$49,728	$—	$—	$—	$—	$—	$—	$—	$—	$—	$49,728
Interest expense	154,509	(109,923)	—	—	—	—	—	—	—	—	44,586
Compensation and benefits	36,426	—	—		(1,389)	—	(2,272)	—	—	—	32,765
General and administrative	14,679	—	—	—	—	—	(18)	—	—	—	14,661
Professional and consulting	15,841	—	—	—	—	—	(2,938)	—	—	(792)	12,111
Debt issuance	5,092	—	—	—	—	—	—	—	—	—	5,092
Securitization debt maintenance	4,453	(4,453)	—	—	—	—	—	—	—	—	—
Provision for losses on finance receivables	4,610		—	—	—	—	—	—	—	—	4,610
Depreciation and amortization	2,961	—	—	—	—	—	—	—	—	—	2,961
Impairment charges	29,860	—	—	—	—	—	—	(29,860)	—	—	—
Installment obligations income, net	(4,300)	—	—	—	—	—	—	—	4,300	—	—
Total Expenses	$313,859	$(114,376)	$—	$—	$(1,389)	$—	$(5,228)	$(29,860)	$4,300	$(792)	$166,514

Loss before income taxes	$(102,142)	$58,538	$1,594	$15,869	$1,389	$—	$5,228	$29,860	$—	$792	$11,128
Benefit for income taxes	(12,422)	—	—	—	—	12,422	—	—	—	—	—
Net Loss	$(89,720)	$58,538	$1,594	$15,869	$1,389	$(12,422)	$5,228	$29,860	$—	$792	$11,128

Schedule G

The J.G. Wentworth Company
Consolidated Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	YTD 2014 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Other Nonrecurring Items	YTD 2014 Adjusted Results

REVENUES
Interest income	$139,104	$(125,532)	$15,138	$—	$—	$—	$(1,826)	$6	$26,890
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	221,359	(59,649)	—	—	—	—	—	—	161,710
Loss on swap terminations, net	(628)	—	—	—	—	—	—	—	(628)
Servicing, broker, and other	3,221	3,823	—	—	—	—	—	—	7,044
Realized and unrealized gains on marketable securities, net	1,741	—	—	—	—	—	(1,741)	—	—
Realized gain on notes receivable, at fair value	2,098	—	—	—	—	—	—	(2,098)	—
Gain on debt extinguishment	270	—	—	—	—	—	—	—	270
Other	(63)	—	—	—	—	—	—	—	(63)
Total Revenues	$367,102	$(181,358)	$15,138	$—	$—	$—	$(3,567)	$(2,092)	$195,223

EXPENSES
Advertising	$52,341	$—	$—	$—	$—	$—	$—	$—	$52,341
Interest expense	150,743	(107,660)	—	—	—	—	—	—	43,083
Compensation and benefits	30,865	—	—	(1,731)	—	(1,900)	—	—	27,234
General and administrative	13,941	—	—	—	—	(234)	—	—	13,707
Professional and consulting	13,482	—	—	—	—	(837)	—	(691)	11,954
Debt issuance	5,956								5,956
Securitization debt maintenance	4,672	(4,672)	—	—	—	—	—	—	—
Provision for losses on finance receivables	3,273	—	—	—	—	—	—	—	3,273
Depreciation and amortization	3,163	—	—	—	—	—	—	—	3,163
Installment obligations expense, net	3,567	—	—	—	—	—	(3,567)	—	—
Total Expenses	$282,003	$(112,332)	$—	$(1,731)	$—	$(2,971)	$(3,567)	$(691)	$160,711

Income before income taxes	$85,099	$(69,026)	$15,138	$1,731	$—	$2,971	$—	$(1,401)	$34,512
Provision for income taxes	16,169	—	—	—	(16,169)	—	—	—	—
Net Income	$68,930	$(69,026)	$15,138	$1,731	$16,169	$2,971	$—	$(1,401)	$34,512

Schedule H

The J.G. Wentworth Company
Consolidated Selected Quarterly Data - Unaudited
(In thousands, except share and per share data)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Structured Settlements TRB:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$223,507	$252,544	$228,915	$234,084	$234,972	$231,654	$211,876
Life Contingent Purchases	29,827	28,185	28,471	25,107	19,499	26,807	28,537
Pre-settlement Fundings	7,247	6,977	5,910	7,021	6,360	4,404	—
Total TRB Purchases	$260,581	$287,706	$263,296	$266,212	$260,830	$262,865	$240,413

Home Lending Originations (2 Months) :							$353,583

ANI Basis:
Total Revenue	$63,131	$69,110	$62,982	$63,774	$62,423	$49,336	$65,882
Total Expenses	$53,010	$51,935	$55,766	$54,693	$54,177	$51,652	$60,684
ANI	$10,121	$17,175	$7,216	$9,081	$8,246	$(2,316)	$5,198
ANI Margin (2)	16.0%	24.9%	11.5%	14.2%	13.2%	(4.7)%	7.9%
ANI TRB Margin (3)	3.9%	6.0%	2.7%	3.4%	3.2%	(0.9)%	2.2%

Spread Revenue (4)	$51,846	$57,951	$51,285	$52,471	$50,547	$37,989	$42,595
TRB Spread Margin (5)	20.5%	20.6%	19.9%	20.2%	19.9%	14.7%	17.7%

GAAP Basis:
Revenue	$136,590	$123,488	$107,024	$127,274	$86,830	$61,363	$63,522
Expenses (6)	$102,057	$101,780	$94,335	$99,591	$92,290	$87,996	$121,149
Net (Loss) Income	$34,533	$21,708	$12,689	$27,683	$(5,460)	$(26,633)	$(57,627)
Net (loss) income attributable to The J.G. Wentworth Company	$9,022	$6,268	$4,092	$11,829	$(1,345)	$(12,296)	$(26,697)

Weighted Average Diluted Shares	11,642,283	12,562,042	13,098,995	14,640,860	14,271,842	14,113,990	14,918,415
All-in Shares (7)	29,555,639	29,510,029	29,335,338	29,019,913	28,597,051	28,033,035	28,296,734

Diluted EPS	$0.77	$0.50	$0.31	$0.81	$(0.09)	$(0.87)	$(1.79)
ANI EPS (8)	$0.34	$0.58	$0.25	$0.31	$0.29	$(0.08)	$0.18

Residual Asset Balance	$280,208	$294,637	$304,022	$331,395	$318,493	$299,412	$269,221
Residual Loan Balance	$67,989	$107,540	$107,329	$107,043	$106,748	$106,465	$131,096

10-Year Swap Rate	2.84%	2.63%	2.64%	2.28%	2.02%	2.46%	2.02%

Term Loan Interest Expense	$9,917	$10,020	$10,082	$10,182	$9,932	$10,019	$10,200
ANI Interest Expense	$13,945	$14,487	$14,651	$14,808	$14,627	$14,389	$15,570

(1)	Securitized product TRB purchases includes purchases during the period of assets that are expected to be securitized (guaranteed structured settlements, annuities, and lottery payment streams)

(2)	ANI Margin is defined as ANI / ANI Total Revenue

(3)	ANI TRB Margin is defined as ANI / Total TRB Purchases

(4)	Spread Revenue is defined as adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the loss on swap terminations

(5)	TRB Spread Margin is defined as Spread Revenue / (the sum of Securitized Product TRB Purchases + Life Contingent Purchases)

(6)	Includes provision (benefit) for income taxes

(7)
Represents the weighted average number of outstanding shares of Class A common stock if all Common Interests in The J.G. Wentworth Company, LLC were exchanged. Calculated as the sum of: (a) the weighted average number of Common Interests outstanding and (b) the impact of dilutive potential common shares.

(8)	ANI EPS is defined as ANI / All-in Shares

 Source: The J.G. Wentworth Company™